Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of S&T Bancorp, Inc. (the “Company”), hereby nominates, constitutes and appoints Todd D. Brice and Mark Kochvar , or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-4 (the “Registration Statement”) relating to the issuance of shares of the Company’s common stock, $2.50 par value per share, in connection with the acquisition by the Company of Gateway Bank of Pennsylvania, a corporation chartered under the laws of the Commonwealth of Pennsylvania, and to file any and all amendments, including post-effective amendments, to the Registration Statement (and to file any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to the Registration Statement), making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

This Power of Attorney has been signed by the following persons in the capacities indicated on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Todd D. Brice Todd D. Brice	President and Chief Executive Officer; Director (Principal Executive Officer)	May 21, 2012

/s/ Mark Kochvar Mark Kochvar	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 21, 2012

/s/ Melanie Hubler Melanie Hubler	Senior Vice President and Controller	May 21, 2012

/s/ John N. Brenzia John N. Brenzia	Director	May 21, 2012

/s/ John J. Delaney John J. Delaney	Director	May 21, 2012

/s/ Michael J. Donnelly Michael J. Donnelly	Director	May 21, 2012

/s/ William J. Gatti William J. Gatti	Director	May 21, 2012

/s/ Jeffrey D. Grube Jeffrey D. Grube	Director	May 21, 2012

/s/ Frank W. Jones Frank W. Jones	Director	May 21, 2012

/s/ Joseph A. Kirk Joseph A. Kirk	Director	May 21, 2012

/s/ David L. Krieger David L. Krieger	Director	May 21, 2012

/s/ James V. Milano James V. Milano	Director	May 21, 2012

/s/ James C. Miller James C. Miller	Chairman of the Board and Director	May 21, 2012

/s/ Alan Papernick Alan Papernick	Director	May 21, 2012

/s/ Charles A. Spadafora Charles A. Spadafora	Director	May 21, 2012

/s/ Christine J. Toretti Christine J. Toretti	Director	May 21, 2012

/s/ Charles G. Urtin Charles G. Urtin	Director	May 21, 2012